Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the Prospectuses and Statements of Additional Information of Prime Fund, Tax-Exempt Fund, and Treasury Fund, of Newbury Street Trust filed as part of this Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 002-78458 and 811-03518) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A (File Nos. 002-78458 and 811-03518).

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

Washington, DC

December 28, 2004